Exhibit 99.2

Avaya Inc.
Consolidated Statements of Operating Income (Loss)
(Unaudited; in millions)

	For the three months ended March 31, 2013			For the three months ended December 31, 2013		
	As Previously Reported	Discontinued Operations	Adjusted for Discontinued Operations	As Previously Reported	Discontinued Operations	Adjusted for Discontinued Operations
REVENUE						
Products	$ 529	$ -	$ 529	$ 574	$ -	$ 574
Services	589	32	557	584	27	557
	1,118	32	1,086	1,158	27	1,131
COSTS						
Products:						
Costs (exclusive of amortization of acquired technology intangible assets)	236	-	236	228	-	228
Amortization of acquired technology intangible assets	14	-	14	14	-	14
Services	282	25	257	271	22	249
	532	25	507	513	22	491
GROSS PROFIT	586	7	579	645	5	640
OPERATING EXPENSES						
Selling, general and administrative	381	2	379	395	2	393
Research and development	113	-	113	95	-	95
Amortization of intangible assets	57	-	57	57	(1)	58
Goodwill impairment	89	89	-	-	-	-
Restructuring charges, net	18	-	18	7	-	7
	658	91	567	554	1	553
OPERATING (LOSS) INCOME	$ (72)	$ (84)	$ 12	$ 91	$ 4	$ 87

March 31, December 31, 2013 2013 Adjusted EBITDA - Adjusted for discontinued operations 167$ 237$ Adjusted EBITDA - As previously reported 172 240 Adjusted EBITDA - Impact of discontinued operations 5$ 3$ Adjusted EBITDA - Adjusted for discontinued operations, as a % of revenue 15.4% 21.0% Revenue - Adjusted for discontinued operations 1,086$ 1,131$ Adjusted EBITDA - As previously reported, as a % of revenue 15.4% 20.7% Revenue - As previously reported 1,118$ 1,158$ Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions) For the Three Months Ended

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	For the three months ended March 31, 2013			For the three months ended December 31, 2013		
	As Previously Reported	Discontinued Operations	Adjusted for Discontinued Operations	As Previously Reported	Discontinued Operations	Adjusted for Discontinued Operations
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin						
GAAP Gross Profit	$ 586	$ 7	$ 579	$ 645	$ 5	$ 640
GAAP Gross Margin	52.4%	21.9%	53.3%	55.7%	18.5%	56.6%
Items excluded:						
Amortization of acquired technology intangible assets	14	-	14	14	-	14
Share-based compensation	-	-	-	3	-	3
Non-GAAP Gross Profit	600	7	593	662	5	657
Non-GAAP Gross Margin	53.7%	21.9%	54.6%	57.2%	18.5%	58.1%
Reconciliation of Non-GAAP Operating Income						
GAAP Operating (Loss) Income	$ (72)	$ (84)	$ 12	$ 91	$ 4	$ 87
Percentage of Revenue	-6%	-263%	1%	8%	15%	8%
Items excluded:						
Amortization of acquired assets	71	-	71	71	(1)	72
Restructuring and impairment charges, net	18	-	18	7	-	7
Acquisition/integration-related costs	6	-	6	3	-	3
Share-based compensation	1	-	1	6	-	6
Incremental accelerated depreciation associated with vacating facilities	-	-	-	16	-	16
Other	-	-	-	2	-	2
Goodwill impairment	89	89	-	-	-	-
Non-GAAP Operating Income	$ 113	$ 5	$ 108	$ 196	$ 3	$ 193
Percentage of Revenue	10.1%	15.6%	9.9%	16.9%	11.1%	17.1%